Redacted portions have been marked with asterisks (****). Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

                                                          CONFIDENTIAL TREATMENT
                                                                   EXHIBIT 10.28


                           CARRIER SERVICES AGREEMENT
                                  (MULTIMEDIA)

                                                 Agreement No._________________

This Carrier Services Agreement (this "Agreement") is made this 5th day of January, 1998, by and between Williams, Inc. d/b/a Williams Network, a Delaware corporation ("Williams"), with its principal place of business at One Williams Center, Tulsa, Oklahoma 74172 and U S WEST Communications, Inc. a Colorado, corporation ("USWC"), with its principal place of business at 1801 California Street, Denver, CO 80202, for the provision of multimedia telecommunications services, subject to this Agreement and as set forth in this Agreement.


1.0 SCHEDULES AND EXHIBITS.

The Schedules attached to this Agreement and made a part hereof are:

Schedule A - Williams Network Private Line Service Schedule including Pricing and Specifications

Exhibit I - Pricing Schedule

Schedule B - Sample Service Order Form

2.0 DESCRIPTION OF SERVICES AND PRICING.

USWC may order from Williams multimedia transmission services ("Services"), the terms and conditions of which and the charges for which are set forth in Williams' Multimedia Transmission Service Schedule relating to such Services (the "Service Schedule"). Current Service Schedules are attached to this Agreement, labeled as consecutive Schedules and incorporated herein by this reference. Williams offers such Services, as defined in the applicable Service Schedule, upon the terms and conditions set forth in the Service Schedule, this Agreement. All Services and "Ancillary Services," as defined in Section 5.3, are subject to availability.

3.0 EFFECTIVE DATE, TERM, COMMITMENT AND MOST FAVORED CUSTOMER.

3.1 This Agreement shall become effective on the date on which Williams and USWC signs the Agreement ("Effective Date").

3.2 The duration of the Agreement shall continue for a term of five (5) years (the "Initial Term"). This Agreement shall thereafter automatically renew for successive one-year periods (each, a "Renewal Term") unless canceled by either party by giving written notice of such cancellation not less than sixty (60) days before the end of the Initial Term or any Renewal Term. The pricing for Services during the Renewal Term shall be the lower of (i) the existing pricing under this Agreement with the continuation of the Year 5 Minimum Obligation or (ii) negotiated pricing based upon then existing market prices.

3.3 Commencing six (6) months after the Effective Date, USWC shall be obligated to purchase on-network Services in the minimum amounts set forth in the schedule below during the time period indicated. All dollar amounts in this Agreement shall be determined in accordance with Exhibit I to schedule A hereto, "Pricing Exhibit," or other express provision of the Agreement, inclusive of any discounts applicable to USWC but exclusive of any credits to which USWC may be entitled, late payment penalties, taxes and other government imposed surcharges. USWC's purchases of Services shall also not include payments made by USWC to Williams to reimburse Williams for third party costs paid to unaffiliated entities, including but not limited to, local access charges, taxes, installation charges, off-network charges, one time fees and other similar costs all of which shall be billed to USWC at cost or as otherwise set forth herein.

****

To the extent that, in any year during the Initial Term hereof (as measured at the end of each of the one year periods set forth in the schedule above (a "Commitment Year") and taking into account any credit for excess purchases from another period during the Commitment Year only), USWC fails to purchase Services from Williams greater than or equal to the Minimum Obligation for such Commitment Year set forth in the schedule above, then, within thirty (30) days after the completion of such year, USWC shall pay to Williams, as liquidated damages for such failure, cash in an amount equal to the difference between the Minimum Obligation for such Commitment Year and the amount of Services actually purchased by USWC from Williams during such year. However, the dollar amount of any "Equivalent Services" (as hereinafter defined), "Substitute Services" and/or "Delayed Services" (as hereinafter defined) purchased by USWC shall reduce dollar for dollar the Minimum Obligation for that Commitment Year. The foregoing offset to USWC's Minimum Obligation shall be USWC's sole and exclusive remedy in the event that USWC elects to purchase Equivalent Services, Substitute Services or Delayed Services under this Agreement.

In any month of a Commitment Year during which USWC's actual usage of Services meets another succeeding level of discounts set forth in the Commitment and Pricing Matrix of Exhibit 1, (the "Next Level"), prices for Services shall, at that point, be adjusted to those prices associated with the Next Level in the Commitment and Pricing Matrix ("Next Level Pricing"). The Next Level Pricing shall apply to Services through the end of the Commitment Year, even if USWC's usage of Services in any month following the pricing adjustment Falls below the monthly commitment amount associated with the Next Level Pricing ("Shortfall"), subject always to the Minimum Obligation set forth in the schedule above for that Commitment Year; provided, however, USWC shall pay to Williams within thirty (30) days after the completion of the Commitment Year a deficiency charge for each such month during the Commitment Year where a Shortfall occurs. The deficiency charge for each such month shall be equal to the volume of service in the month of the Shortfall multiplied by the absolute difference between the rate applicable to the Next Level Pricing and the rate



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applicable to the discount level for which USWC has qualified for in that
Commitment Year. An example of this calculation is attached hereto.

3.4 Williams shall be USWC's primary provider of Services for the Term and any Renewal Term, subject to the following three (3) exceptions ("Exceptions"):

    Exception I - If, during the Term or any Renewal Term, the price charged by Williams for the Services becomes higher than the price charged for Equivalent Services from another provider, then the USWC shall send to Williams a written summary of the material terms of the "competing offer" for the Equivalent Services offered by the competing provider. Upon receipt of the summary, Williams shall have five (5) days in which to determine whether there is a competing offer is for Equivalent Services. If there is a competing offer is for Equivalent Services, then at the end of such five (5) day period Williams shall either match all the material terms of the competing offer or issue a written statement that the USWC is free to contract with the competing provider ("Equivalent Services Contract"). Any competing offer shall be required to contain specific monetary rates as the sole consideration and not involve barter, exchange or lease of goods or services. Equivalent Services shall mean communication services having similar performance characteristics as the Services which services have reasonably equivalent or superior transport reliability/security.

    Exception II - If, during the Term or any Renewal Term, Williams has failed to provide Services meeting or exceeding the specifications set forth in Schedule A more than five (5) times during any one (1) month period ("Noncompliance Situation"), then USWC shall have the right to seek the provision of communication services meeting the Agreement specifications for Services from another carrier ("Substitute Services"). After the expiration of the Substitute Services agreement, then Services shall again be provided under this Agreement.

    Exception III - If, during the Term or any Renewal Term, Williams is unable to meet the Requested Start Date for any particular Service Order involving on-network capacity, and does not commit and subsequently establish Service with thirty (30) days of the Requested Start Date ("Delayed Services") USWC shall have the right to obtain the Delayed Service from another carrier.

Nothing in this Section or in this Agreement shall be construed to require USWC to terminate or modify any existing agreements with other entities.

In the case where Williams has declined to match a Competing Offer for Equivalent Services or that USWC has elected to use Substitute Services, Williams and USWC shall promptly make the necessary amendments to this Agreement.

3.5 From the Effective Date until December 31, 2000, all Services shall be priced on a "most favored customer" basis, which means that for so long as USWC's total payments to Williams pursuant to this Agreement are equal to or exceed USWC's Minimum Obligation set forth in Section 3.3 above, ****



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

*****



This provision shall not apply with respect to any lower charges by Williams to: (i) entities, business organizations or enterprises affiliated with Williams; or (ii) any department, branch or agency of a federal, state or provincial government.

USWC and Williams shall meet on an annual basis to discuss, among other things, compliance with Sections 3.4 and 3.5.

In consideration of the foregoing covenant, if this provision were to be triggered resulting in an adverse effect on Williams, Williams shall be entitled at any time at its convenience to terminate this Agreement upon sixty
(60) days prior written notice.

4.0 SERVICE ORDERS.

Services requested by USWC hereunder shall be requested on Williams' Service Order forms in effect from time to time (an example of Williams' current form is attached as Schedule C or on USWC's forms accepted in writing by Williams ("Service Orders"). Each Service Order shall reference this Agreement and its respective Agreement number.

When a Service Order is placed, the USWC will indicate a requested start date ("Requested Start Date"). Williams will make best reasonable efforts to meet the Requested Start Date. In the event that a Requested Start Date is altered, the actual Start Date will be changed to reflect the number of days of delay or advance, as appropriate.

This Agreement shall apply to all Services and Ancillary Services provided by Williams to the USWC whether pursuant to a Service Order or otherwise.

Any conflicting, different or additional terms and conditions contained in USWC's acknowledgment or Service Order or elsewhere are objected to by Williams and shall not constitute part of this Agreement. No action by Williams (including, without limitation, provision of Services or Ancillary Services to USWC pursuant to such Service Order) shall be construed as binding or estopping Williams with respect to such term or condition, unless the Service Order containing said specific term or condition has been signed by an authorized headquarters representative of Williams.

Williams shall make best reasonable efforts to provide Services within its standard service implementation interval or on USWC's requested Start Date. Services shall begin on the date Williams issues notice that service is available (the "Start of Service Notice" or "SOSN"), indicating the service has been tested by Williams in accordance with Williams' standard specifications and that the service meets or exceeds those specifications.



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

USWC may request a delay in the Start Date of an order, a move, or rearrangement when Williams receives the delay request a minimum of thirty (30) days prior to the due date and the requested delay does not exceed thirty ('30) cumulative days from the Service Order's initial Start Date. When USWC has delayed a Service Order for the maximum thirty (30) cumulative calendar days, the order may not be delayed again by USWC. Once the maximum thirty (30) day delay has been achieved, USWC has the option to (a) accept the billing for the Service Order, or (b) cancel the Service Order and pay the applicable cancellation charges for the facilities ordered. The billing or cancellation is effective on the 30th cumulative calendar of the delay. If USWC elects to accept billing, the installation will be completed as soon as reasonably practical after USWC advises Williams that the installation can be completed.

Within six months of the Effective Date, Williams will have in place a system to permit electronic delivery and processing of Service Orders.

5.0 LOCAL ACCESS AND ANCILLARY SERVICES.

5.1 Williams shall, on behalf and upon request of USWC, obtain telecommunications facilities connecting USWC with an approved vendor of Williams to a Williams Point of Presence ("POP"). USWC will execute a Letter of Agency, on such form as provided by Williams, authorizing Williams to interact directly with the provider(s) of these access telecommunications facilities. When Williams acts as USWC's agent, USWC is responsible for charges, including without limitation, monthly charges, usage charges, installation charges, non-recurring charges, or applicable termination/cancellation liabilities, of the provider(s) of telecommunications facilities to Williams POPs all of which shall be billed to USWC at cost.

5.2 In doing so, Williams shall be responsible for provisioning and the initial testing of an interconnection (reasonably coordinated with Start of Service) between such interexchange service set forth in the Service Order and a USWC designated termination point ("Local Access"). Charges to USWC for Local Access Service administered on behalf of USWC by Williams shall not exceed charges USWC would otherwise pay the same Local Access Provider for the relevant interconnec tion and/or service.

5.3 Williams may also provide other extraordinary service to USWC for reasons including but not limited to: (a) USWC's request to expedite Service availability to a date earlier than Williams' published installation interval or a previously accepted Start Date; (b) Service redesign or other activity occasioned by receipt of inaccurate information from USWC; (c) reinstallation charges following any suspension of the Service for cause by Williams; (d) USWC's request for use of routes or facilities other than those selected by Williams for provision of the Service; and (e) other circumstances in which extraordinary costs and expenses are generated by USWC and reasonably incurred by Williams (services under this subsection 5.3 are collectively referred to herein as "Ancillary Services").



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5.4 In the event a Service Order designates origination or termination not currently on the Williams network, Williams shall on behalf of and upon USWC's request obtain off-net circuits with another approved telecommunications carrier ("Off-Net Capacity"). USWC will execute any necessary letter of agency when Williams acts as USWC's agent. USWC is responsible for charges, including without limitation, monthly charges, usage charges, installation charges, non-recurring charges, or applicable termination/cancellation liabilities, of the provider(s) of telecommunications facilities to Williams, all of which shall be billed to USWC at cost plus an administrative fee which administrative fee shall be agreed upon by the parties within thirty days of the Effective Date of this Agreement.

5.5 Recurring and nonrecurring charges to USWC for Local and Ancillary Services as well as Off-Net Capacity shall be established as of Williams' acceptance of the Service Order relevant thereto. RECURRING CHARGES FOR LOCAL ACCESS BILLING ADMINISTERED BY SELLER AND CHARGED TO USWC SHALL BE SUBJECT TO ADJUSTMENT AT SUCH TIMES AS SELLER SHALL DETERMINE, NOT TO EXCEED THE PREVAILING CHARGES OF SUCH LOCAL ACCESS PROVIDERS AS WOULD OTHERWISE BE PAID DIRECTLY BY USWC FOR THE RELEVANT INTERCONNECTION OR SERVICE.

6.0 CHANGES IN SERVICE PARAMETERS.

6.1 Cancellation of Services. USWC may cancel any Service or Ancillary Service provided hereunder by providing written notification to Williams thereof thirty
(30) days in advance of the effective date of cancellation. In the event of such cancellation, USWC shall pay to Williams a cancellation charge in an amount equal to any nonrecurring payments not yet paid together with any termination liability associated with Local Access. USWC agrees that the actual damages in the event of such cancellation would be difficult or impossible to ascertain, and that the cancellation charge in this Section 6.1 is intended, therefore, to establish liquidated damages and is not intended as a penalty. Notwithstanding the foregoing, and upon thirty (30) days' prior written notice to the other party, either USWC or Williams shall have the right, without cancellation charge or other liability to the other party, to cancel the affected portion of any Service or Ancillary Service, if Williams is prohibited by governmental authority from furnishing or USWC is prohibited from using such portion, or if any material rate or term contained herein and relevant to the affected portion of any Service or Ancillary Service is substantially changed by order of the highest court of competent jurisdiction to adjudicate the matter, the Federal Communications Commission, or other local, state or federal government authority.

7.0 PAYMENT TERMS.

7.1 Due Date and Invoice. All amounts stated on each monthly invoice are due and payable thirty (30) days from the date of receipt of the invoice ("Due Date"). USWC agrees to remit payment to Williams at the remittance address. In the event USWC fails to make full payment to the proper address by the Due Date Williams will provide notice of such non-payment. If USWC does not pay within thirty (30) days of such notice, USWC shall also pay a late fee in the amount of the lesser of



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

one and one-half percent (1-1/2%) of the unpaid balance per month or the maximum lawful rate under applicable state law which shall accrue from the Due Date except as to any amount subject to a bona fide dispute and under negotiation by the parties ("Disputed Amounts"). USWC acknowl edges and understands that all charges are computed exclusive of any applicable federal, state or local use, excise, valued added, gross receipts, sales and privilege taxes, duties, fees or similar liabilities (other than general income or property taxes imposed on Williams), whether charged to or against Williams, its suppliers or affiliates or USWC associated with the Service or Ancillary Service provided to USWC ("Additional Charges"). Such Additional Charges shall be paid by USWC in addition to all other charges provided for herein.

Payment for all prorated monthly recurring charges (charges for monthly Service or Ancillary Service provided for less than a calendar month), installation and other non-recurring charges shall be billed following the receipt of any such Services or Ancillary Service. Payment for all monthly recurring charges for full months during which Service or Ancillary Service are to be provided shall be due in advance.

If USWC in good faith disputes any portion of an invoice it must pay the undisputed portion on or before its Due Date. Unless USWC is in good faith unable to do so in any particular case notice of any billing dispute by USWC must be provided in writing to Williams within sixty (60) days of the Due Date of the invoice and must include documentation substantiating the dispute. USWC's failure to notify Williams of a dispute within a reasonable period of time shall be deemed to be USWC's acceptance of such charges. The parties will make a good faith effort to resolve billing disputes as expeditiously as possible.

7.2 Suspension of Service. Except for non-payment of Disputed Amounts, in the event payment in full is not received from USWC on or before sixty (60) days following the Due Date, Williams shall have the right, after giving USWC ten
(10) days' notice, to suspend all or any portion of the Services or Ancillary Service to USWC. If only a portion of the Services or Ancillary Service are suspended and USWC does not cure within ten days of such partial suspension of Service, Williams may suspend all or any additional portion of the Services or Ancillary Service to USWC. Williams may continue suspension until such time as USWC has paid in full all charges then due, including any late fees as specified herein. Following such payment, Williams shall be required to reinstitute Service or Ancillary Service to USWC only on the provision by USWC of satisfactory assurance, in Williams' sole discretion, of USWC's ability to pay for Service or Ancillary Service. If USWC fails to provide such satisfactory assurance by a date determined by and acceptable to Williams, USWC shall be deemed to have canceled the Services or Ancillary Service provided under this Agreement effective on the date of such suspension and shall remain liable for all cancellation charges as set forth in Section 6.1.

7.3 Taxes. If any sales taxes, valued added taxes or similar charges or impositions are asserted against Williams after, or as a result of, USWC's use of Services or Ancillary Service by any local, state, national, international, public or quasi-public governmental entity or foreign government or its political subdivision, including without limitation, any tax or charge levied to support the



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

Universal Service Fund contemplated by the Telecommunications Act of 1996, USWC shall be solely responsible for such taxes, charges or impositions. USWC agrees to pay any such taxes, charges or impositions and hold Williams harmless from any liability or expense associated with such taxes, charges or impositions.

7.4 Adjustments. Williams may make billing adjustments for a period of one hundred twenty (120) days after the Due Date of an invoice, or one hundred twenty (120) days after the date a service is rendered, whichever is later.

8.0 GENERAL AGREEMENT.

8.1 Warranty and Disclaimer of Warranty. Williams warrants that Services or Ancillary Service shall be provided to USWC in accordance with the technical parameters set forth in the applicable Service Schedule. Williams shall use commercially reasonable efforts under the circumstances to remedy any delays, interruptions, omissions, mistakes, accidents or errors in the Services or Ancillary Service and restore such Services or Ancillary Service to comply with the terms hereof.

THE FOREGOING WARRANTY AND THE OUTAGE CREDITS REMEDY PROVIDED TO USWC AS SET FORTH IN THE APPLICABLE SERVICE SCHEDULE FOR THE FAILURE TO COMPLY WITH THIS WARRANTY ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES OR REMEDIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

8.2 Limitation of Liability. IN THE EVENT OF ANY BREACH OF THIS AGREEMENT OR ANY FAILURE OF THE SERVICES OR THE ANCILLARY SERVICES, WHATSO EVER, NO PROVIDER (AS DEFINED IN SECTION 8.3) SHALL BE LIABLE FOR ANY DIRECT, INDIRECT, CONSEQUENTIAL, SPECIAL, ACTUAL, INCIDENTAL, PUNITIVE OR ANY OTHER DAMAGES, OR FOR ANY LOST PROFITS OF ANY KIND OR
NATURE WHATSOEVER.

NEITHER USWC NOR ANY PROVIDER SHALL BE LIABLE TO THE OTHER FOR ANY CONSEQUENTIAL, SPECIAL, INCIDENTAL, PUNITIVE OR ANY OTHER SIMILAR DAMAGES, OR FOR ANY LOST PROFITS OF ANY KIND OR NATURE WHATSOEVER WITH RESPECT TO THIS AGREEMENT OR FOR THE LOSS OR FAILURE OF THE SERVICES OR THE ANCILLARY SERVICES.

8.3 Customer Content and Indemnity. USWC shall make all arrangements with copyright holders, music licensing organizations, performers' representatives or other parties for necessary authorizations, clearances or consents with respect to transmission contents ("Consents"). USWC shall indemnify and hold harmless Williams and any third party or affiliated provider, operator or maintenance/repair contractor of facilities employed in connection with the provision of Services or Ancillary Service (all of which shall be referred to as "Providers") against and from any court, administrative or agency action, suit or similar proceeding, whether civil or criminal, private or



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public, brought against Providers arising out of or related to the contents transmitted hereunder (over Williams' network or otherwise) including, but not limited to, claims, actual or alleged, relating to any violation of copyright law, export control laws, failure to procure Consents, failure to meet governmental or other technical broadcast standards, or that such transmission contents are libelous, slanderous, an invasion of privacy, pornographic, or otherwise unauthorized or illegal. Williams may terminate or restrict any transmissions over the network if, in its judgment, (a) such actions are reasonably appropriate to avoid violation of applicable law; or (b) there is a reasonable risk that criminal, civil or administrative proceedings or investigations based upon the transmission contents shall be instituted against Providers. USWC agrees not to use Services or Ancillary Service for any unlawful purpose, including without limitation any use which constitutes or may constitute a violation of any local, state or federal obscenity law.

8.4 a) USWC and Williams shall defend, indemnify and hold harmless the other against and from any and all claims for physical property damage, physical personal injury or wrongful death to the extent that such arises out of the negligence or willful misconduct of the respective indemnifying party, its employees, agents, or contractors in connection with the provision of Services, Ancillary Services or other performance,

b) With respect to third parties that use Services or Ancillary Service through USWC, USWC shall defend, indemnify and hold harmless Providers against any claims by such third parties for damages arising or resulting from any defect in or failure to provide Services or Ancillary Service.

c) USWC shall defend, indemnify and hold harmless Providers for any breach of USWC's obligations under Section 8.3).

d) The indemnifying party agrees to defend the other against the claims as set forth above and to pay all reasonable litigation costs, attorneys' fees, court costs, settlement payments, and any damages awarded or resulting from any such claims. The indemnified party shall promptly notify the indemnifying party in writing of any such claims.

8.5 Force Majeure. If either party's performance of this Agreement or any obligation (other than the obligation to make payments) hereunder is prevented, restricted or interfered with by causes beyond its reasonable control including, but not limited to, acts of God, fire, explosion, vandalism, cable cut, power outage, storm or other similar occurrence including rain fade or other atmospheric conditions, any law, order, regulation, direction, action or request of the United States Government or state or local governments, or of any department, agency, commission, court, bureau, corporation or other instrumentality of any one or more said governments, or of any civil or military authority, or by national emergencies, insurrections, riots, wars, acts of terrorism, strikes, lockouts or work stoppages or other labor difficulties, supplier failures, shortages, breaches or delays, then the affected party shall be excused from such performance on a day-to-day basis to the extent of such prevention, restriction or interference. The affected party shall use commercially reasonable efforts under the circumstances to avoid and remove such causes of non-performance and shall proceed to perform with reasonable dispatch whenever such causes cease.



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8.6 Events of Default. If the quality of transmission provided under such
Service or Ancillary Service falls below the level of quality set forth in the technical parameters applicable to such Service or Ancillary Service set forth in the applicable Schedule, then USWC may terminate that Service or Ancillary Service, provided that written notice is given to Williams setting forth the specifics of a default and provided that Williams is unable to cure such quality default within five (5) days after notice of the default is received by Williams.

Either party may terminate this Agreement if the other is in default of any material obligation contained herein, which default has not been cured within fifteen (15) days following the receipt of notice of such default setting forth the specifics of such default. Termination and receipt of any applicable refund are USWCs remedies in the event of any such Williams' default.

8.7 Use of Services. Williams' obligation to provide Services or Ancillary Service to USWC is subject to the following conditions: (a) Services or Ancillary Service shall not be used for any unlawful purpose, (b) Services on the limited-use portion of Williams network may be used only for multimedia transmissions (i.e., video and radio transmission services and/or related applications including, but not limited to, graphic, visual, imaging, interactive and multimedia, frame relay services, ATM, LSS, and IP services) and USWC agrees to identify when the Services it requests are multimedia ("Use Representation"), (c) at least ten percent (10%) of the transmissions shall be interstate transmissions, and (d) USWC further represents that this Agreement, to the extent it is subject to FCC regulation, is an inter-carrier agreement not subject to the filing requirements of Section 211(a) of the Communications Act of 1934, as amended. Services on the full-use portion of the Williams network are not subject to the limitation of subsection 8.7(b), and do not require a "Use Representation."

To the extent USWC has made a Use Representation, Williams shall defend, indemnify and hold harmless USWC from any claim, loss, suit, or other proceeding by WorldCom, Inc., involving a challenge to the use of Williams' network for such Service. USWC shall cooperate in the defense of any such claim. In addition, if the challenge materially precludes Williams from providing Services as requested by USWC or if USWC has not made a Use Representation but Williams is unable to provide requested Services on its full-use portion of its network either party shall be entitled to terminate this Agreement with no further liability for either party on thirty (30) days notice, which termination shall be the sole and exclusive remedy for liability to provide the requested services.

8.8 Proprietary Information. USWC understands and agrees that the terms and conditions of this Agreement and all documents referenced herein (including invoices to USWC for Services or Ancillary Service provided hereunder) are confidential as between USWC, Williams and its affiliates and shall not be disclosed by USWC to any party other than the directors, officers, and employees of USWC or agents of USWC who have specifically agreed to nondisclosure of the terms and conditions hereof. Violation by USWC or its agents of the foregoing provision shall entitle Williams, at its option, to discontinue Services or Ancillary Service to USWC without further obligation or



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liability to USWC. USWC further agrees that any USWC generated press release, advertisement or publication regarding this Agreement, Services or Ancillary Service provided hereunder or in which Williams, or its affiliates are to be mentioned, will be submitted to Williams for its written approval prior to publication. USWC understands and agrees that Williams may disclose such information as may be required under applicable law including, without limitation, filing of tariffs.

Further, both parties agree that any confidential information (noted in writing as being confidential) received from the other party pursuant to any activities under this Agreement will be used only for the purposes of this Agreement and will not be used for any other purposes on any other project(s) by either party. Both parties agree that no confidential information will be transferred to any person or entity on bound by the Nondisclosure Agreement dated October 22, 1997 (attached hereto as Schedule C), and incorporated into this Agreement by reference. The terms of the October 22, 1997 Nondisclosure Agreement are incorporated herein by reference and made applicable to this Agreement.

Any information exchanged between the parties which is confidential and which, when disclosed, is noted in writing as being confidential, will be subject to the terms of this Section and disclosed as permitted in the Nondisclosure Agreement. Each party agrees that each of its employees receiving confidential information will be informed that such information is subject to the Nondisclosure Agreement and will be bound by Schedule C; that confidential information will remain the property of the party disclosing it; that all copies of confidential information will be returned upon request; that the party receiving confidential information will treat it in the same degree of care as it affords to its own confidential information of like character; and that the receiving party will not reproduce confidential information except as necessary to perform its duties under this Agreement or as otherwise specifically authorized in writing. Further, the parties agree not to disseminate confidential information to any employee or division not directly involved in providing services under this Agreement. The provisions of the Nondisclosure Agreement will survive the expiration of this Agreement for a period of one year after the expiration or termination of this Agreement.

8.9 Intrastate Interexchange Services. USWC may use any interexchange Service provided under this Agreement only if such interexchange Service is used for carrying interstate telecommunications (i.e., telecommunications subject to the jurisdiction of the Federal Communications Commission). Williams and its affiliates shall not be obligated to make available interexchange Service on a circuit with end points within a single state or service on a circuit which originates/terminates at points both of which are situated within a single state unless USWC represents in writing that such interexchange Service or circuits shall be used to carry interstate telecommunications. If it is determined at any time that such interexchange Service or circuit is subject to state regulation, the interexchange Service or circuit may be provided by Williams or its affiliates pursuant to applicable state laws, regulations and applicable tariffs, or Williams and its affiliates may discontinue provision of the affected interexchange Service or circuit.

8.10 Customer Responsibilities. USWC has sole responsibility for installation, testing and operation of facilities, services and equipment ("USWC Facilities") other than those specifically



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

provided by Williams as part of the Service or Ancillary Service as described in a Service Order. In no event will the untimely installation or nonoperation of USWC Facilities relieve USWC of its obligation to pay charges for the Service or Ancillary Service after the start of Services as set forth in the Service Order.

9.0 MISCELLANEOUS PROVISIONS.

9.1 Title to Equipment. This Agreement shall not, and shall not be deemed to, convey to USWC title of any kind to any of the transmission facilities, digital encoder/decoders, telephone lines, microwave facilities or other facilities utilized in connection with the Services or Ancillary Service. Any equipment provided by USWC must be itemized on a schedule listing all such USWC-provided equipment and appended to the Service Order to which use of that equipment relates ("USWC Equipment Inventory"). Williams shall not be obligated to provide any Services or Ancillary Service for USWC if USWC will be providing any of its own equipment unless and until such equipment is itemized on the applicable USWC Equipment Inventory.

9.2 NOTICE. All notices to be sent to a party pursuant to this Agreement shall be in writing and deemed to be effective upon (i) personal delivery, (ii) three days after mailing certified mail return receipt requested, (iii) on the day when the notice has been telexed or telecopied if during business hours and followed by express mail priority next-day delivery, or (iv) in the case of invoices, upon the Due Date. In each case, the notice shall be sent to the person identified in this Section at the Full Business Addresses of the parties as they appear herein. The effective date for any notice under this Agreement shall be the date of delivery of such notice, not the date of mailing.

The Full Business Address for purposes of notice under this Section as well as telephone voice and facsimile numbers for reservation of services and troubleshooting shall be:

One Williams Center, 26th Floor
Tulsa, Oklahoma  74172
Telephone:  (918) 588-5760
Fax:  (918) 561-6578
Attention:  Contract Administration

USWC:
------------------------------------
------------------------------------
------------------------------------

Telephone:
            ------------------------
Fax:
    --------------------------------



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

9.3 Merger/Integration. This Agreement (including the attached Schedules, as they may be modified from time to time) consists of all the terms and conditions contained herein and in documents incorporated herein specifically by reference. This Agreement constitutes the complete and exclusive statement of the understanding between the parties and supersedes all proposals and prior agreements (oral or written) between the parties relating to Services or Ancillary Service provided hereunder.

9.4 Written Amendment. USWC agrees that any addition, deletion or modification to this Agreement shall not be binding on Williams except by written agreement executed by Williams.

9.5 No Venture. The provision of Services or Ancillary Service shall not create a partnership or joint venture between the parties.

9.6 Conflict of Law. In addition to the nonpayment of any sum due hereunder, Williams may immediately suspend Services or Ancillary Service in whole or part if Williams determines that such Services or Ancillary Service violate the Communications Act of 1934, as amended (including the Telecommunications Act of
1996), or that the imposition of any state or federal statute, or promulgation of any rule, regulation, or order of the Federal Communications Commission ("FCC") or other governing body makes Williams's performance commercially impracticable, as such laws may be in effect from time to time.

9.7 Assignment. USWC shall not assign or otherwise transfer (including without limitation, a transfer due to a "Change of Control") its rights or obligations under this Agreement without the prior written consent of Williams, which shall not be unreasonably withheld. Any such assignment or transfer of USWC's rights or obligations without such consent shall entitle Williams to terminate the Services or Ancillary Service provided hereunder at its option upon ten (10) days' prior written notice to USWC. A "Change in Control" shall be deemed to be an assignment, merger, sale of a controlling interest or other transfer of a controlling ownership interest. Notwithstanding the foregoing, the parties recognize that other parties may, upon the mutual agreement of Williams and USWC, be included as additional customers of the Services and Ancillary Services under this Agreement and be entitled to the discounts hereunder. Notwithstanding the foregoing, USWC may freely assign or transfer any of its rights or obligations hereunder, in whole or part, to any wholly-owned affiliate of US West Communications Group, Inc.

9.8 Choice of Law. This Agreement shall be governed by the laws of the State of New York without regard to choice of law principles.

9.9 Interpretation. No rule of construction requiring interpretation against the draftsman hereof shall apply in the Interpretation of this Agreement.

9.10 No Third Party Beneficiary. The provisions of this Agreement are for the benefit only of the parties hereto, and no third party may seek to enforce or benefit from these provisions.

9.11 Attorney's Fees. If a proceeding is brought for the enforcement of this Agreement or because of any alleged or actual dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs and expenses incurred in such action or proceeding in addition to any other relief to which such party may be entitled.

9.12 Severability. In the event any provision of this Agreement conflicts with any statute, rule or order of any governmental unit or regulatory body, or tariff then, if required by law, such statute, rule, order or tariff shall control.

9.13 No Waiver. The failure of either party to enforce any provision hereof shall not constitute the permanent waiver of such provision.

9.14 Resolution of Disagreements Among Parties. No party to this Agreement shall be entitled to take legal action with respect to any dispute relating to this Agreement until it has complied in good faith with the following alternative dispute resolution procedures. If a dispute, claim or controversy arises with respect to or relates to any Section of this Agreement, then the following dispute resolution procedures shall govern the parties' conduct:

         (a) The parties shall attempt promptly and in good faith to resolve any dispute arising out of or relating to this Agreement through negotiations between representatives who have authority to settle the controversy. Any party may give the other party written notice of any such dispute not resolved in the normal course of business. Negotiations extending ten (10) days after the disputing party's notice shall be deemed at an impasse, unless otherwise agreed by the parties. If a negotiator intends to be accompanied at a meeting by an attorney, the other negotiator(s) shall be given at least two (2) working days notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal and state Rules of Evidence.

         (b) If a dispute is at an impasse (i.e., it has not been resolved within ten (10) days of the disputing party's notice), the dispute shall be settled by arbitration in Kansas City, Missouri, administered by the American Arbitration Association in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the date that such notice is given. If the parties are unable to agree on a single arbitrator within ten (10) days from the date of an impasse as set forth in Subsection (a), then USWC and Williams shall each select one arbitrator within ten (10) days and the two (2) arbitrators shall select a third arbitrator within ten (10) days. If a party does not designate an arbitrator or if the two appointed arbitrators cannot agree on the final arbitrator within the foregoing time periods, then the American Arbitration Association shall select the arbitrator(s)upon request of either party. The decision of the arbitrator(s) shall be final and binding upon the parties and shall include written findings of law and fact, and judgment may be obtained thereon by either party in a court of competent jurisdiction. Each party shall bear the cost of preparing and presenting its own case. The cost of the arbitration, including the fees and expenses of the arbitrator(s), shall be shared equally by the parties hereto unless the award otherwise provides. The arbitrator(s) shall be instructed by the parties to establish procedures such that a decision can be rendered by the arbitrator(s) within sixty (60) days of the date that the last arbitrator is selected.

         (c) The obligation herein to arbitrate shall not be binding upon any party with respect to requests for preliminary injunctions, temporary restraining orders, specific performance or other procedures in a court of competent jurisdiction to obtain interim relief when deemed necessary by such court to preserve the status quo or prevent irreparable injury pending resolution by arbitration of the actual dispute.


U S WEST COMMUNICATIONS, INC.             VYVX, INC.

By:                                       By:
    --------------------------------          --------------------------------
Name:                                     Name:
     -------------------------------            ------------------------------

Title:                                    Title:
      ------------------------------            ------------------------------

Date:                                     Date:
      ------------------------------            ------------------------------

Schedule A

                     Williams Network Private Line Service

                               SERVICES & PRICING


This Private Line Service Schedule ("PLSS") is made as of this 5th day of January, 1998, and is subject to that Carrier Services Agreement No. ________________ (the "CSA") by and between Vyvx, Inc. d/b/a Williams Network, a Delaware corporation ("Williams"), and U S West Communications, Inc., a Colorado corporation ("USWC").

1. DESCRIPTION: Williams Network Private Line Service (the "Service") provides domestic circuits operating in forms specified on the attached Pricing Exhibit for the route(s) specified in a Service Order and meeting the technical requirements defined in the "Technical Specifications for Private Line Service" attached hereto.

2. RATES & CHARGES: Williams Network Private Line Service has three basic rate elements; IXC Charges, Local Access Charges, and Non-recurring Charges.

2.1 IXC. IXC rates are determined by reference to Exhibit 1 hereto and will be set forth on the Service Order.

2.2 Local Access Charges. Local Access Charges are based on the cost of transmission capacity provided by USWC or a third parry supplier to extend the Services provided by Williams from a Williams Point of Presence to any other location ("Local Access Services"). Williams shall use reasonable efforts to order Local Access services on behalf and upon request of USWC, provided that USWC provides Williams with a letter of agency. Where available, and if requested by USWC, Williams will use reasonable efforts to use USWC's requested Local Access provider. If Williams places an order for USWC for Local Access Services, Williams will bill USWC for such services and USWC shall hold harmless and indemnify Williams from any loss or liability incurred by Williams as a result of Williams ordering any such Local Access Services from a third party. USWC may, upon Williams' prior written approval, order its own local access services. If USWC orders its own Local Access Services, USWC shall be billed directly by the supplier of such services and Williams shall not be responsible for billing any such charges.

2.3      Non-recurring charges are as specified on Exhibit 1.

2.3.2    Additional Installation/Maintenance/Engineering are as specified on
         Exhibit 1.

2.3.3    Local Loop Billing Administration is as specified on Exhibit 1.

         The above non-recurring charges are subject to change, upon thirty
         (30) days prior written notice from Williams to USWC.

3.       TERM OF SERVICES:

3.1 Upon acceptance of a Service Order, Williams shall confirm USWC's requested Start Date, or inform USWC of the estimated date for the delivery of each service. Williams shall use best reasonable efforts to install each such service on or before the Start Date, but the inability of Williams to deliver a facility by such date shall not be a Default under this Agreement. If Williams fails to make any facility available within thirty (30) days after the Start Date, USWC's sole remedy shall be to cancel the Service Order which pertains to such Service by ten (10) calendar days prior written notice to Williams.

3.2 The effective date of each service (the "Service Effective Date") shall begin on the date on which USWC accepts delivery of such Service. If USWC fails to give written notice that the Service is in material non-compliance with the applicable technical specifications, as modified from time to time by Williams (the "Specifications") within fifteen (15) business days after notification to USWC by Williams that the Service is available, USWC shall be deemed to have accepted such Service, and the Service Effective Date shall commence as of the fifteenth (15th) business day following such notification by Williams. Following notice by USWC of material non-compliance as set forth above, Williams shall promptly take such reasonable action as is necessary to correct any such non-compliance in the Service and shall, upon correction, notify USWC of a new Service Effective Date.

4.       CHANGE OF SERVICES:

4.1 Change of Service Date. If USWC desires to change the date on which USWC has requested that Service be available, USWC may be charged a Change of Service Date Charge. Such charge will not apply to USWC's first change request, as long as such request is made within fifteen
         (15) business days prior to the original Requested Service Date. If USWC makes a second change, or such change is requested after fifteen
         (15) days prior to the original Requested Service Date, USWC will be charged Williams' then applicable Change of Service Date Charge. USWC will also be charged for any charges incurred by Williams from third party providers as a result of USWC's request for Change of Service Date.

4.2 Change of Service Order. If USWC requests a modification to the information contained in a Service Order (other than a Change of Service Date) prior to completion of installation of the Service, USWC will incur a Change of Service Order Charge. No charge will be incurred if the change is to the IXC part of the Service Order and is administrative in nature (i.e., billing address, contact information, etc.). A charge will be incurred if the administrative change relates to Local Access for which Williams is acting as agent.

         Change of Service Order charges will be lower if the USWC requests such change within five (5) business days after a Service Order has been accepted by Williams ("pre-engineering") and will be higher if such change is received after that time ("post-engineering"). Any expedited order will be considered to be in the post-engineering stage two (2) business days after the Service Order is accepted by Williams.

4.3 Change of Service Charges. If USWC requests a change to Services after such Services have been installed, USWC will incur a Change of Service Charge. If such Change of Service is administrative in nature, USWC will not incur a charge, unless such administrative change applies to Local Access services which have been ordered by William as agent for USWC. In addition to the Change of Service Charge, USWC will be responsible for any charges due to re-engineering which is required as a result of USWC's request for Change of Service.

5.       OUTAGE CREDITS:

5.1 USWC acknowledges the possibility of an unscheduled, continuous and/or interrupted period of time when a Service or Services are "unavailable" (as defined in the Specifications) (hereafter an "Outage"). An Outage shall begin upon recognition by Williams that the Service is interrupted. In the event of an Outage, USWC shall be entitled to a credit (the "Outage Credit") as follows: (i) for an Outage lasting continuously for one (1) hour or less, ten percent (10%) of the monthly recurring charge (as stated on the applicable Service Order), or (ii) for an Outage lasting continuously more than one (1) hour, one hundred percent (100%) of the monthly recurring charge (as stated on the applicable Service Order).

5.2 USWC shall not receive an Outage Credit if the interruptions, (a) caused by the negligence or willful misconduct of USWC or others authorized by USWC to use the services under this Agreement, (b) due to the failure of power, facilities, equipment, systems or connection not provided by Williams, (c) caused by the failure of access to Williams' fiber optic network, except for Williams' giving pass-through credits from the access provider as available, (d) resultant from scheduled maintenance where USWC has been notified of scheduled maintenance in advance, (e) due to a Force Majeure event as defined in Section 8.5 of the CSA.

5.3 All Outage Credits shall be credited on the next monthly invoice for the affected Service.

5.4 The Outage Credit described in this Section 5 of this PLSS shall be the sole and exclusive remedy of USWC in the event of any Outage, and under no circumstance shall an outage be deemed a Default under this Agreement.

SIGNATURE PAGES TO FOLLOW

IN WITNESS WHEREOF, the parties hereto have executed this Private Line Service Schedule as of the day and year first above written.

--------------------------------------    -------------------------------------
U S WEST Communications, Inc.:            VYVX, Inc.:

--------------------------------------    -------------------------------------
Signature of Authorized Representative    Signature of Authorized Representative

--------------------------------------    -------------------------------------
Printed Name                              Printed Name

--------------------------------------    -------------------------------------
Title                                     Title

                            EXHIBIT I TO SCHEDULE A


                                PRICING EXHIBIT



COMMITMENT AND PRICING MATRIX (ON NETWORK)

****

ON NETWORK BANDWIDTH PRICING FOR NON-RECURRING CHARGES

****

COLLOCATE

****